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                        EX-10.2
                 Amendment to Loan and Security Agreement


                    AMENDMENT TO LOAN AND SECURITY AGREEMENT

            This AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of this 28th day of January, 2000, between Coast Business Credit(R), a division of Southern Pacific Bank ("Coast") and Direct Sales International, Inc. ("Borrower") is made in reference to the following facts:

            A. Borrower previously entered into a Loan and Security Agreement with Coast dated as of January 28, 2000 (the "Loan Agreement"). Unless otherwise defined, all capitalized terms used herein shall have the meanings given them in the Loan Agreement.

            B. Borrower and Lender wish to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

            NOW THEREFORE, in consideration of the foregoing recitals and the terms and conditions hereof, the parties do hereby agree as follows, effective as of the date set forth above:

            1. Facility Fee. The Facility Fee in Section 3 of the Schedule to the Loan Agreement is hereby increased to $10,000 per month for the first four months from the Closing Date. The Facility Fee shall thereafter decrease to $5,000 per month. The Facility Fee shall otherwise be payable in the same manner specified in Section 3 of the Schedule to the Loan Agreement.

            2. Conditions Precedent. Paragraphs 5 and 6 under Section 5.15 of the Schedule to the Loan Agreement are deleted in their entirety and replaced with the following:

      "5. Symposium Corporation shall have contributed to Borrower not less than $9,000,000 in cash equity by the Closing Date.

      6. Borrower shall have raised an additional $3,000,000 of cash equity on or before February 29, 2000. Prior to Coast's initial advance hereunder, Borrower shall provide to Coast documents indicating that there exists sufficient commitments to raise the additional $3,000,000 by such date, including a list of investors with their respective amounts of commitment, all satisfactory to Coast in its reasonable discretion. The failure of Borrower to obtain the additional cash equity by February 29, 2000 shall constitute an Event of Default."

            3. Tangible Net Worth Waiver. Coast hereby waives until March 31, 2000 Borrower's compliance with the Tangible Net Worth covenant in Paragraph 3 of Section 8.1 of the Schedule to the Loan Agreement. The foregoing waiver is a one-time waiver only and shall apply only to the matter specifically set forth in this Paragraph 3. Without limiting the generality of the foregoing, this waiver shall not apply to any future failure by Borrower to comply with any provision of the Loan Agreement at any time. In consideration of this waiver, Borrower shall pay to Coast a fee of $25,000, which shall be deemed fully earned and payable upon execution of this Amendment, and shall be in addition to all other fees and charges payable by Borrower.

            4. Opening Balance Sheet. Coast shall have received by March 31, 2000 a final opening balance sheet for Borrower and its subsidiaries prepared by a major international accounting firm. Failure to provide such balance sheet shall be an Event of Default. Upon receipt of the balance sheet, Coast will reset the Tangible Net Worth covenant in Paragraph 3 of Section 8.1 of the Schedule to the Loan Agreement (as Coast shall reasonably determine), which covenant will increase by 80% of after-tax net income, less dividends paid to the extent permitted in the Loan Agreement, measured on a quarterly basis.

            5. Other Provisions and Covenants. Paragraph 6 under Section 8.1 of the Schedule to the Loan Agreement is deleted in its entirety and replaced with the following:
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      "Measured on a quarterly basis beginning February 29, 2000, it shall constitute an Event of Default if Symposium Corporation does not have a consolidated net worth (defined as shareholder equity plus subordinated debt) of not less than $12,000,000."

            6. Monthly Audit. At Coast's option, Coast shall conduct an audit of Borrower every thirty (30) days until the accounting system referred to in Paragraph 2 of Section 8.1 of the Schedule to the Loan Agreement is operational. Audits will then be conducted as otherwise permitted in the Loan Agreement.

            7. Loans to Borrower's Subsidiaries. Coast understands that Borrower will use a portion of its cash to support the overhead and working capital of Borrower's three subsidiaries. Coast will reasonably consider a proposal by Borrower after the date hereof to permit such downstreaming of cash within certain specified dollar limits per month as an exception to Section 8.5 of the Loan Agreement. Such exception however shall not be effective until evidence by a separate agreement signed by the parties hereto.

            8. Documents. Borrower shall deliver to Coast on or before the Closing Date (unless otherwise noted) the following additional documents:

      a. within thirty (30) days from the Closing Date and each month end thereafter, a list of accounts payable for Borrower and its subsidiaries in form reasonably satisfactory to Coast;

      b. by May 15, 2000, a financial statement audited or reviewed by a CPA for the quarter ending March 31, 2000;

      c.    guaranties executed by each subsidiary in favor of Coast;

      d. executed security agreements between each of the subsidiaries and Borrower, each of which shall contain an assignment of Borrower's rights to Coast;

      e. notes payable to Borrower executed by each subsidiary, each of which shall contain an assignment by Borrower to Coast;

      f.    security agreements executed by each subsidiary in favor of Coast;
            and

      g. corporate or company resolutions, UCC-1 Financing Statements, and any other documents as Coast shall reasonably request in connection with the foregoing.

Borrower's failure to deliver any of the foregoing documents by the times specified shall constitute an Event of Default.

            9. Financials. By way of clarification, Borrower confirms and agrees that the annual certified financial statements of Borrower required in Section
8.3 of the Schedule to the Loan Agreement are financial statements of Borrower that have not been consolidated with Symposium Corporation (or any successor thereto).

            10. Reaffirmation. Except as modified by the terms herein, the Loan Agreement and the other Loan Documents remain in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement or documents related thereto, the terms and provisions of this Amendment shall govern.

            11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signatures.

            12. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California.


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            13. Attorneys' Fees; Costs; Jury Trial Waiver. Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled. Each of Coast and Borrower hereby waives its right to a jury trial in any such action or proceeding.

                                    COAST BUSINESS CREDIT, a division of
                                    Southern Pacific Bank

                                    By: Robert Peters
                                       _________________________________________

                                    Its:
                                        ________________________________________


                                    DIRECT SALES INTERNATIONAL, INC.

                                    By: /s/ Ronald Altbach
                                       _________________________________________

                                    Its: CEO
                                        ________________________________________

            The undersigned Guarantor hereby acknowledges and consents to the foregoing Amendment and confirms and agrees that its Guaranty executed in favor of Coast shall remain in full force and effect in accordance with its terms.

SYMPOSIUM CORPORATION


By: /s/ Ronald Altbach
   _________________________________________

Its: CEO
    ________________________________________

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